SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

MONTEREY GOURMET FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11777	77-0227341
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1528 Moffett Street	93905
Salinas, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 753-6262

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          On July 1, 2008, Monterey Gourmet Foods, Inc. (the “Company”) announced that it had entered into a Shareholder Protection Rights Agreement (the “Rights Agreement”) with Corporate Stock Transfer, Inc., as Rights Agent (“Rights Agent”), The Rights Agreement expires on July 1, 2018. A copy of the public announcement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated here by reference.

          Pursuant to the Rights Agreement, Monterey Gourmet Foods will distribute to each shareholder of record of its common stock as of July 11, 2008, one Right per each share of common stock outstanding to purchase one one-hundredth share of the company’s Series A Junior Participating Preferred Stock at the price, subject to later adjustment, of $11.70 per one one-hundredth share. Subject to certain exceptions, the Rights will be exercisable if any person or group, without the approval of the Board of Directors, acquires or makes a tender offer for 20% or more of the outstanding shares of common stock of the company.

          Under certain circumstances, the Rights may be exercisable for twice their value of shares of common stock, valued at its market price at the time of exercise. In addition, under certain conditions the Rights are redeemable by the company at the price of $0.001 per Right, subject to adjustment, or may be exchanged for common shares.

          The Plan is required to be re-evaluated by a committee of independent members of the board not less frequently than every three years in order to determine whether the Plan should be modified or the Rights redeemed in the best interests of the company, its stockholders and other relevant constituencies.

          The foregoing description of the Rights Agreement is not complete and is qualified in its entirety by reference to the full and complete copy of the Rights Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

          The disclosure under Item 1.01 of this report is also responsive to Item 3.03 of this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Shareholder Protection Rights Agreement dated as of July 1, 2008 by and between Monterey Gourmet Foods, Inc., and Corporate Stock Transfer, Inc., as Rights Agent.

Exhibit 99.1	Press Release dated July 1, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY GOURMET FOODS, INC.
(Registrant)

Date: July 2, 2008	By:	/s/ SCOTT S. WHEELER

Scott S. Wheeler
Chief Financial Officer